UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CYTOSORBENTS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CytoSorbents Corporation

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of CytoSorbents Corporation (“CytoSorbents” or the “Company”), will be held at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, New York 10020, on June 2, 2015 at 10:00 a.m. Eastern time, to consider and take action with respect to the following:

1.	To elect five directors, who shall each serve for a term of one year,

2.	To approve the compensation of the Company’s named executive officers, on an advisory basis,

3.	To determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission,

4.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2015, and

5.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 15, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 22, 2015, we began mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 15, 2015, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By Order of the Board of Directors,

/s/ Kathleen P. Bloch
Kathleen P. Bloch
Chief Financial Officer and Secretary

Monmouth Junction, New Jersey
Dated: April 22, 2015

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

CytoSorbents Corporation

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

PROXY STATEMENT

Mailed on April 22, 2015

Annual Meeting of Stockholders to be held on June 2, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CytoSorbents Corporation, or CytoSorbents, to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of CytoSorbents, to be held on June 2, 2015 and at any adjournment thereof, or the Annual Meeting. The time and place of the Annual Meeting are stated in the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 22, 2015, we began mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 15, 2015, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

VOTING RIGHTS

Only stockholders as of the close of business on April 15, 2015, the record date fixed by the Board of Directors of CytoSorbents, or the Board, are entitled to notice of and to vote at the Annual Meeting. As of April 15, 2015, there were 24,678,415 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to approve the compensation of our named executive officers, on an advisory basis, and to ratify the appointment of our independent auditors. The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders, provided a quorum is present in person or by proxy.

Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy. You may also vote your shares by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

In the election of directors, stockholders may either vote “FOR” the nominees for election or “WITHHOLD” their votes from the nominees for election. Shares that are represented by valid proxy cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” to approve the compensation of the Company’s named executive officers, on an advisory basis. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

1

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executives officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board, the Board may decide that it is in the best interests of our stockholders and CytoSorbents to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” to ratify the appointment of our independent auditors. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the ratification of the appointment of our independent auditors named in this proxy statement. Shares that are represented by valid proxy cards or that are properly voted via the Internet or telephone and that are marked “ABSTAIN” with regard to the ratification of the appointment of the independent auditors will not be counted and accordingly, will have no impact on the outcome of the vote for the proposal.

Stockholders may vote their shares via the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. In addition, the law of the State of Delaware, under which CytoSorbents Corporation is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet or telephone contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet or telephone, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at www.proxyvote.com rather than by returning the proxy card that accompanies this proxy statement. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares, that is, you own your shares through a bank or broker; you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the appointment of our independent auditors is a routine matter, while the election of our directors, the approval of the compensation of our named executive officers, and the recommendation for the frequency of the advisory vote on executive compensation are not. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. Please note that your bank or broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your bank or broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge Representatives of Broadridge Financial Solutions, Inc., and our inspectors of election will tabulate and certify the votes. Alternatively, a representative of our transfer agent may serve as inspector of election.

A postage prepaid envelope addressed to Broadridge Financial Solutions will be provided with requested printed proxy materials.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Secretary, an instrument revoking the proxy;

2

•	appearing at the Annual Meeting and voting in person and executing a later dated proxy which is exercised at the Annual Meeting; or

•	casting a later vote via the Internet or telephone.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the Securities and Exchange Commission shortly after the Annual Meeting.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to us to be the beneficial owners of 5% or more of our common stock. Unless otherwise indicated, the information is as of April 15, 2015. For purposes of this table, and as used elsewhere in this proxy statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our common stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
NJTC Investment Fund, LP 1001 Briggs Road, Suite 280 Mount Laurel, NJ 08054	4,956,779	(1)	16.4%
Robert Shipley 9 Noble Road Nogales, Arizona 85621	2,973,219	(2)	9.8%

(1)	Includes 4,870,219 shares of common stock, options to purchase 31,560 shares of common stock, and 55,000 restricted stock units that will vest only upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(2)	Includes 2,972,819 shares of common stock, of which 199,760 are not held directly by Mr. Shipley but are held by Shipley family members, and options to purchase 400 shares of common stock.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of April 15, 2015 (except as otherwise indicated below) by each of our directors and director nominees, each named executive officer and by our directors and executive officers as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

	Beneficial Ownership as of April 15, 2015
Name of Beneficial Owner (1)	Number of Shares(1)		Percentage of Common Stock
Al Kraus, Chairman of the Board of Directors	451,281	(2)	1.5%
Phillip Chan, President and Chief Executive Officer, Director	590,298	(3)	1.9%
Vincent Capponi, Chief Operating Officer	551,724	(4)	1.8%
Robert Bartlett, Chief Medical Officer	104,600	(5)	--
Kathleen P. Bloch, Chief Financial Officer	286,200	(6)	--
James Gunton, Director	4,956,779	(7)	16.4%
Edward R. Jones, Director	88,300	(8)	--
Alan D. Sobel, Director	61,000	(9)	--
All current directors, director nominees and executive officers as a group (8 persons)	7,090,187		26.2%

*	Less than 1%

3

(1)	Based upon 30,286,746 fully-diluted shares of Common Stock and common stock equivalents as of April 15, 2015, shares of common stock subject to options, warrants, and restricted stock awards exercisable or expected to be exercisable with the passage of time, are deemed outstanding for purposes of computing the percentage of the person holding such options, warrants, or restricted stock awards.
(2)	Includes 55,746 shares of Common Stock, 340,535 shares of Common Stock issuable upon exercise of stock options, and 55,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(3)	Includes 71,976 shares of Common Stock, 376,855 shares of Common Stock issuable upon exercise of stock options, 11,467 shares of Common Stock issuable upon exercise of warrants, and 130,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(4)	Includes 16,724 shares of Common Stock, 410,000 shares of Common Stock issuable upon exercise of stock options, and 125,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(5)	Includes 74,600 shares of Common Stock issuable upon exercise of stock options, and 30,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(6)	Includes 7,000 shares of Common Stock held by Ms. Bloch’s husband to which she disclaims beneficial ownership, 169,000 shares of Common Stock issuable upon exercise of stock options, and 110,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(7)	Includes 4,870,219 shares of common stock, options to purchase 31,560 shares of common stock, and 55,000 restricted stock units that will vest only upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan. These securities are held directly by NJTC Investment Fund, LP, of which Mr. Gunton is a partner. Mr. Gunton disclaims beneficial ownership of these securities.
(8)	Includes 33,300 shares of Common Stock issuable upon exercise of stock options, and 55,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.
(9)	Includes 6,000 shares of Common Stock issuable upon exercise of stock options, and 55,000 restricted stock awards which would only vest upon a “Change of Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan.

4

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Our Bylaws provide that our Board shall consist of not less than three members. Each director serves for a one-year term, with each director being elected at each Annual Meeting. Five directors are currently serving on the Board. Our Board is authorized to increase or decrease the total number of directors within the limitations prescribed by our Bylaws.

The directorships expiring this year are currently filled by Dr. Phillip Chan, Al W. Kraus, Dr. Edward Jones, James Gunton and Alan D. Sobel. If each director is elected, the total number of directors comprising our Board of Directors will remain at five (5) directors effective immediately following the Annual Meeting. If elected, each director’s term will expire in 2016.

The nominees for election at this Annual Meeting have informed us that they are willing to serve for the term to which they are nominated, if elected. If any nominee should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table below is certain information about the nominees for election as directors, including each nominee’s age and length of service as a director of CytoSorbents, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Nominees for Election – Terms Expiring in 2016

Phillip Chan, MD, PhD	44	2008	Dr. Chan became a director of the Company in 2008 and since January 2009 is also Chief Executive Officer and President. Prior to CytoSorbents, Dr. Chan led healthcare and life science investments for the NJTC Venture Fund from 2003 to 2008, most recently as a Partner. In 2006, Dr. Chan co-founded Andrew Technologies, a medical device company commercializing its FDA-approved HydraSolveTM lipoplasty system for plastic surgery. He is an Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine, completed his Internal Medicine residency at the Beth Israel Deaconess Medical Center at Harvard Medical School, and received his Board certification. He also holds a BS in cell and molecular biology from Cornell University.

Al W. Kraus(1) (2) (3)	70	2003	Mr. Kraus has been a director of the Company since 2003 and up until the end of 2008 was the Company’s President and CEO. Mr. Kraus currently serves as Chairman of the Board of Directors. Mr. Kraus has more than twenty-five years’ experience managing companies in the dialysis, medical device products, personal computer and custom software industries. Prior to joining us, from 2001 to 2003, Mr. Kraus was President and CEO of NovoVascular Inc., an early stage company developing coated stent technology. From 1996 to 1998, Mr. Kraus was President and CEO of Althin Healthcare and from 1998 to 2000, of Althin Medical Inc., a manufacturer of products for the treatment of end stage renal disease. While CEO of Althin, he provided strategic direction and management for operations throughout the Americas. From 1979 to 1985, Mr. Kraus was U.S. Subsidiary Manager and Chief Operating Officer of Gambro Inc., a leading medical technology and healthcare company. Mr. Kraus was the Chief Operating Officer of Gambro when it went public in the United States in an offering led by Morgan Stanley.

Edward R. Jones, MD, MBA(1)(3)	66	2007	Dr. Jones has been a director of the Company since April 2007. Dr. Jones is an attending physician at the Albert Einstein Medical Center and Chestnut Hill Hospital as well as Clinical Professor of Medicine at Temple University Hospital. Dr. Jones has published or contributed to the publishing of 30 chapters, articles, and abstracts on the subject of treating kidney-related illnesses. He is a sixteen-year member of the Renal Physicians Association, the Philadelphia County Medical Society and a past board member of the National Kidney Foundation of the Delaware Valley. From March 2009 to March 2011, Dr. Jones was President of, and currently serves as a Counselor at, the Renal Physicians Association. Since January, 2014, Dr. Jones is Chairman of Kidney Care Partners and he is the President and Managing Director of his nephrology practice (Delaware Valley Nephrology and Hypertension, Associates).

5

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships

James T. Gunton(2)	49	2008

Since 2001, Mr. Gunton has served as general partner of NJTC Venture Fund, L.P. Mr. Gunton has been investing in privately held and publicly traded growth technology and services companies for twenty years. Before co-founding NJTC Venture Fund in 2001, Mr. Gunton was a partner at Edison Venture Fund from 1994 to 2000 and a rapidly-promoted manager at Oracle Corporation in the Silicon Valley from 1988 to 1991. Mr. Gunton has generated several billion dollars of market value through involvement with more than 30 private and public emerging growth companies.

Alan D. Sobel (1)(3)	54	2014	Mr. Sobel has been a director of the Company since November 2014. Since 1996, Mr. Sobel has served as the Managing Member of Sobel & Co., LLC, a full-service accounting, auditing, taxation, and business consulting firm. He has provided corporate advisory and consulting services, including mergers and acquisitions, for clients in the real estate, manufacturing, pharmaceutical, and distribution businesses, among others. Mr. Sobel is a Certified Public Accountant, and has served in various leadership roles including Chairman of the Audit Committee of the New Jersey Society of Certified Public Accountants.

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Compensation Committee.
(3)	Member of the Audit Committee.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Our directors have experience as chief executive officers, presidents, or general partners of medical-device companies, physician or other professional organizations, and investment companies which brings unique perspectives to the Board. Furthermore, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Corporate Governance Committee to conclude that these individuals should serve on our Board:

Phillip Chan, MD, PhD, our current President and Chief Executive Officer, bring extensive experience in company management, business strategy, medicine, science, investing, and fundraising. Prior to joining CytoSorbents, Dr. Chan was Partner at NJTC Venture Fund, LP, where he led healthcare and life sciences investments. Dr. Chan co-founded Andrew Technologies, a medical device company commercializing its FDA-approved HydraSolveTM lipoplasty system for plastic surgery. He is an MD/PhD internal medicine physician with a strong background in clinical medicine and research.

Al W. Kraus, our Chairman of the Board and former President and CEO, has more than twenty-five years’ experience managing publicly-traded and privately-held companies in the dialysis, medical device products, personal computer and custom software industries.

Edward R. Jones, MD, MBA has significant experience serving as a Medical Director of numerous dialysis facilities. In addition he currently serves as the President and Managing Partner of Private Practice of Nephrology, Chairman of Kidney Care Partners, and Counselor to the Renal Physician Association.

6

James T. Gunton has extensive investment experience as a venture capitalist. In 2001, Mr. Gunton co-founded the NJTC Venture Fund, L.P. which manages more than $75 million in assets. Mr. Gunton has been investing in growth technology entities for more than twenty years and encompassing more than thirty companies.

Alan D. Sobel has been a licensed CPA since 1987 and he has worked in public accounting in the areas of audit, consulting and tax, assisting both private and publicly-traded entities. Mr. Sobel has served as a consultant and advisor to Chief Executive Officers and senior management in the pharmaceutical, biotech, and other FDA manufacturing clients, including providing expertise in mergers and acquisitions undertaken by these entities. He has worked extensively with Boards of Directors and Audit Committees as part of his role as lead auditor on SEC engagements.

Vote Required for Election

The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of the nominees listed above as directors of CytoSorbents.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of the members of the Board, with the exception of Dr. Phillip Chan, who serves as our President and Chief Executive Officer, is independent as that term is defined under the applicable independence listing standards of the NASDAQ Global Market, or NASDAQ.

Meetings

Our Board held seven meetings during the year ended December 31, 2014. During the year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period. Beginning in 2015, it is the policy of our Board that each director attends our annual meetings of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.

The Board believes that its current leadership structure, with Dr. Chan serving as Chief Executive Officer and Mr. Kraus serving as our independent non-executive Chairman, is appropriate for the Company at this time. Both Dr. Chan and Mr. Kraus are actively engaged on significant matters affecting us, such as long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Kraus calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and has the right to and often does attend Board committee meetings.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Sobel, who serves as Chairman, Mr. Kraus and Dr. Jones. Each of the members of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and Securities and Exchange Commission, or the SEC, rules applicable to audit committee members. The Board of Directors have determined that Mr. Sobel qualifies as an “audit committee financial expert,” as such term is defined by Item 4.07(d)(5) of Regulation S-K as promulgated by the Securities and Exchange Commission.

7

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Review and Approval of Related Person Transactions. Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving CytoSorbents and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policies and procedures cover any transaction involving $120,000 or more with a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Chairman of our Audit Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Audit Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

A related person transaction will be considered approved or ratified if it is authorized by the Audit Committee or Chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Audit Committee determines that the transaction is not inconsistent with the Company’s best interests. In considering related person transactions, the Audit Committee will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

The policy provides that related party transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter.

The Audit Committee was established in December of 2014, and therefore did not hold any meetings during the year ended December 31, 2014. The Audit Committee held its first meeting on March 18, 2015, and three additional meetings are scheduled to be held in 2015. A copy of the Audit Committee’s charter is posted on our website at www.cytosorbents.com.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Sobel, who serves as Chairman, Mr. Kraus and Dr. Jones. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by the applicable NASDAQ listing standards.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating and Corporate Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process. The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

8

The Nominating and Corporate Governance Committee was formed in December 2014 and therefore did not hold any meetings during the year ended December 31, 2014. A copy of the Nominating and Corporate Governance Committee ’s charter is posted on our website at www.cytosorbents.com.

Evaluation and Identification of Director Nominees. The Nominating and Corporate Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Nominating and Corporate Governance Committee, with input from our President and Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to CytoSorbents. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. Our Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. In evaluating potential candidates, the Nominating and Corporate Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand CytoSorbents and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Nominating and Corporate Governance Committee will consider the overall competency of the Board in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	crisis management; and

•	corporate governance.

In addition, the Nominating and Corporate Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s:

•	sound business and personal judgment;

•	diversity of origin, experience, background and thought;

•	senior management experience and demonstrated leadership ability;

•	accountability and integrity;

•	financial literacy;

•	industry or business knowledge, including science, technology, and marketing acumen;

•	the extent, nature and quality of relationships and standing in the research and local communities;

•	in connection with nominees to be designated as “independent” directors, “independence” under regulatory

•	definitions, as well as in the judgment of the Nominating and Corporate Governance Committee ;

•	independence of thought and ideas; and

•	other board appointments and service.

9

The Nominating and Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Nominating and Corporate Governance Committee will also consider stockholder recommendations for Board nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Nominating and Corporate Governance Committee for nomination at our next annual stockholders’ meeting should submit information about their nominees by no later than 90 days nor earlier than 120 days prior to the one year anniversary of the mailing of the proxy statement for our most recent annual meeting of stockholders. Stockholders who wish to recommend a nominee should submit timely notice in writing to the Nominating and Corporate Governance Committee, c/o CytoSorbents Corporation, 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852. Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth in our bylaws as described at “Certain Deadlines for the 2015 Annual Meeting” in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Kraus, who serves as Chairman of the Compensation Committee, and Mr. Gunton. Each of the current members of the Compensation Committee is independent as defined by the applicable NASDAQ listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing the Company’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company’s compensation policies and practices to determine whether these policies and practices create incentives for a particular employee group to take actions which could put the Company at undue risk, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the compensation disclosures included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

The Compensation Committee held two meetings during the year ended December 31, 2014. A copy of the Compensation Committee’s charter is posted on our website at www.cytosorbents.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. With the exception of Al Kraus, who served as our President and Chief Executive Officer from 2003 to 2008, none of the members of the Compensation Committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Amy Vogel, Investor Relations, CytoSorbents Corporation, 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852, telephone (732) 329-8885, avogel@cytosorbents.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at www.cytosorbents.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

10

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors of the Company.

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Joseph Rubin (2)	7,500	8,658	(2)	16,158
Edward R. Jones (3)	10,000	8,658	(3)	18,658
James Gunton (4)	—	8,658	(4)	8,658
Al Kraus (5)	25,000	17,316	(5)	42,316
Alan Sobel (6)	—	—	(6)	—
Phillip Chan (7)	—	—	(7)	—

(1)	The value of option awards granted to directors has been estimated pursuant to the recognition requirements of accounting standards for accounting for stock-based compensation for the options described in the footnotes below, except that for purposes of this table, we have assumed that none of the options will be forfeited. The directors will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see “Stock-Based Compensation” in Note 2 of our financial statements for the period ended December 31, 2013.
(2)	In connection with his service as a director in 2014 we issued Mr. Rubin options to purchase 6,000 shares of our common stock at an exercise price of $4.875 per share, which were granted on March 28, 2014 and expire on March 28, 2024. All 6,000 shares vest and become exercisable on March 28, 2015. Mr. Rubin passed away in September 2014.
(3)	In connection with his service as a director in 2014 we issued Dr. Jones options to purchase 6,000 shares of our common stock at an exercise price of $4.875 per share, which were granted on March 28, 2014 and expire on March 28, 2024. All 6,000 shares vest and become exercisable on March 28, 2015.
(4)	In connection with Mr. Gunton’s service as a director in 2014, the NJTC Investment Fund, LP was issued options to purchase 6,000 shares of our common stock at an exercise price of $4.875 per share, which were granted on March 28, 2014 and expire on March 28, 2024. All 6,000 shares vest and become exercisable on March 28, 2015.
(5)	Pursuant to an agreement and in connection with Mr. Kraus’ service as a director in 2014 we issued options to purchase 12,000 shares of our common stock at an exercise price of $4.875 per share, which were granted on March 28, 2014 and expire on March 28, 2024. All 12,000 shares vest and become exercisable on March 28, 2015.
(6)	Effective November 11, 2014, Mr. Sobel was appointed to the Company’s Board of Directors. Mr. Sobel did not receive compensation for director services in 2014.
(7)

Effective July 24, 2008, Dr. Chan was appointed to the Company’s Board of Directors. Effective January 1, 2009, Dr. Chan entered into an employment agreement becoming interim Chief Executive Officer of the Company. Dr. Chan officially became CEO and President in 2010. During 2014, Dr. Chan was an employee Director and was not eligible to receive compensation for Director services.

In 2007, we approved arrangements under which each non-employee director receives a fee of $2,000 for each quarterly Board meeting attended in and $1,000 for conference call participation in each quarterly meeting. In addition, each non-employee director will be eligible to be issued options to purchase up to 400 shares of our common stock. Such options will be exercisable in accordance with the Company’s option pricing policy on the date of grant. Our directors are also reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors.

In March 2015, the Board of Directors approved a new fee schedule for its members whereby the Chairman will be entitled to $23,000 annually and each independent Board member will be entitled to $10,000 annually; the Chairman of the Audit and Nominating and Corporate Governance Committee will receive $10,000 per year and each member of the Audit and Nominating and Corporate Governance Committee will receive $4,000 per year; and the Chairman and each member of the Compensation Committee will receive $3,000 annually.

In connection with his appointment as Chairman of the Board in January 2009, we agreed to compensate Mr. Kraus at the rate of $20,000 per annum, and on January 8, 2009 we issued Mr. Kraus a ten year option to purchase 8,000 shares of our common stock at a price of $2.10 per share. In December 2009, we issued Mr. Kraus an additional option to purchase 4,000 shares of common stock at an exercise price of $4.15 per share. Additionally for services performed as Chief Executive Office of the company through December 31, 2008, the Board approved a 10 year option to purchase 18,000 shares of our common stock at a price of $4.20 per share on January 28, 2009. In January 2011, we renewed the agreement with Al Kraus, as Chairman of the Board of Directors for an additional two year term period. In February 2013, Mr. Kraus entered into another agreement with the Company to remain Chairman of the Board for the fiscal 2013 year, compensated at $25,000 per annum, with the issuance of a ten year option to purchase 12,000 shares of our common stock at a price of $2.875 per share. In January 2014, Mr. Kraus entered into another agreement with the Company to remain Chairman of the Board for the fiscal 2014 year, compensated at $25,000 per annum, with this issuance of a 10-year option to purchase 12,000 shares of our common stock at a price of $4.875 per share. In April 2015, in connection with his services as Chairman of the Board of Directors, Mr. Kraus received a 10-year option to purchase 12,000 shares of our common stock at a price of $8.07 per share. Additionally, in April 2015, Mr. Kraus received a restricted stock unit award of 55,000 shares of our common stock that would vest in the event of a change of control of the Company.

11

OFFICERS AND KEY EMPLOYEES

Below is information about Phillip Chan, MD, PhD, Vincent Capponi, Kathleen Bloch and Robert Bartlett, MD, our executive officers. This information includes each officer’s age, his or her position with CytoSorbents, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board elects our executive officers annually, and executive officers serve until they resign or the Board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
Phillip Chan, MD, PhD	44	President and Chief Executive Officer
Vincent Capponi	57	Chief Operating Officer
Kathleen Bloch	60	Chief Financial Officer
Robert Bartlett, MD	75	Chief Medical Officer

Phillip Chan, MD, PhD. Dr. Chan became a director of the Company in 2008 and since January 2009 is also Chief Executive Officer and President. Prior to CytoSorbents, Dr. Chan led healthcare and life science investments for the NJTC Venture Fund from 2003 to 2008, most recently as a Partner. In 2006, Dr. Chan co-founded Andrew Technologies, a medical device company commercializing its FDA-approved HydraSolveTM lipoplasty system for plastic surgery. He is an Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine, completed his Internal Medicine residency at the Beth Israel Deaconess Medical Center at Harvard Medical School, and received his Board certification. He also holds a BS in cell and molecular biology from Cornell University.

Vincent Capponi, MS. Mr. Capponi joined the Company as Vice President of Operations in 2002 and became its Chief Operating Officer in July 2005. He has more than 20 years of management experience in medical device, pharmaceutical and imaging equipment at companies including Upjohn, Sims Deltec and Sabratek. Prior to joining CytoSorbents in 2002, Mr. Capponi held several senior management positions at Sabratek and its diagnostics division GDS, and was interim president of GDS diagnostics in 2001. From 1998 to 2000, Mr. Capponi was Senior Vice President and Chief Operating Officer for Sabratek and Vice President Operations from 1996 to 1998. He received his MS in Chemistry and his BS in Chemistry and Microbiology from Bowling Green State University.

Kathleen P. Bloch, MBA, CPA. Ms. Bloch has more than 20 years of executive financial experience in both public and private companies. She replaced Interim CFO, Mr. Ronald Berger, effective May 29, 2013. Most recently, she was Chief Financial Officer of Laureate Biopharmaceutical Services, Inc., a leader in biopharmaceutical contract development and manufacturing. Previously, Ms. Bloch was Chief Operating Officer and CFO of PC Group, Inc., a $70 million in revenue, NASDAQ-listed, publicly traded company with a diverse group of holdings, including several medical device subsidiaries. Prior to that, Ms. Bloch was CFO of Silver Line Building Products Corporation, one of the world’s largest manufacturers of vinyl windows. Previously, Ms. Bloch was CFO of ERD Waste Corporation, a NASDAQ-listed, publicly-traded environmental services provider, operating in 16 states with more than $60 million in sales. She began her career at the accounting firm of Peat Marwick International. Ms. Bloch holds a Master of Business Administration degree and a Bachelor of Science Accounting degree from LaSalle University, and is a Certified Public Accountant.

Robert Bartlett, MD. Dr. Bartlett became our Chief Medical Officer in January 2009. He is Professor Emeritus of Surgery at the University of Michigan Health System. Prior to becoming Professor Emeritus in 2005, Dr. Bartlett was Director of the Surgical Intensive Care Unit, Chief of the Trauma/Clinical Care Division and Director of the Extracorporeal Life Support Program at the University of Michigan Medical Center. Dr. Bartlett was the pioneer in the development of the extracorporeal membrane oxygenation machine (ECMO), used to oxygenate blood in critically ill patients worldwide. He received his MD from the University of Michigan Medical School, cum laude. He completed his general surgery residency at Peter Bent Brigham Hospital in Boston, and was Chief resident in thoracic surgery. Dr. Bartlett was also a NIH Trainee in Academic Surgery at Harvard Medical School, and was previously faculty at the University of California, Irvine. Dr. Bartlett is the recipient of 26 separate research grants, 14 from the National Institute of Health, including an RO1 grant for the development of a totally artificial lung. He has also received numerous national and international awards for his contributions to critical care medicine.

12

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2014 and 2013, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer, and our Chief Medical Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards(1) ($)		All Other Compensation	Total ($)
Phillip Chan Chief Executive Officer	2014	245,386		50,000	(3)	22,875	(2)	-0-	318,261
	2013	245,386	(3)	-0-		-0-		-0-	245,386
Vincent Capponi, Chief Operating Officer	2014	239,445		40,000		22,500	(4)	-0-	301,945
	2013	239,445	(5)	200		-0-		-0-	239,645
Kathleen P. Bloch, Chief Financial Officer	2014	200,000	(6)	55,000(7)		15,000	(8)	-0-	270,000
	2013	118,974		-0-		5,375	(9)	-0-	124,549
Ronald Berger Interim Chief Financial Officer (10)	2014	-0-		-0-		5,550	(11)	94,409	99,959
	2013	-0-		200		9,800	(12)	100,526	110,526
Dr. Robert Bartlett Chief Medical Officer	2014	-0-		-0-		6,000	(1)	53,000	59,000
	2013	-0-		-0-		-0-		52,000	52,000

(1)	The value of option awards granted to the Named Executive Officers has been estimated pursuant to recognition requirements of accounting standards for accounting for stock-based compensation for the options described in the footnotes below, except that for purposes of this table, we have assumed that none of the options will be forfeited. The Named Executive Officers will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see “Stock-Based Compensation” in Note 2 of our financial statements for the period ended December 31, 2013.
(2)	On April 4, 2014, Dr. Chan received options to purchase 30,500 shares of stock at an exercise price of $2.88. Fifty (50) percent of the options vest on December 31, 2014 and the remainder vest on December 31, 2015 and expire on April 4, 2023.
(3)	Dr. Chan’s salary for 2013 was $245,386, of which he deferred payment on $11,575 until 2014. Effective January 1, 2015, Dr Chan’s salary will be $325,000 annually. In addition, Dr. Chan was awarded a bonus of $50,000 for 2014 which will be paid in 2015.
(4)	On April 4, 2014, Mr. Capponi received options to purchase 30,000 shares of stock at an exercise price of $2.88. Fifty (50) percent of the options vest on December 31, 2014 and the remainder vest on December 31, 2015 and expire on April 4, 2023.
(5)	Mr. Capponi’s salary for 2013 was $239,445, of which he deferred payment on $16,476 until 2014. Effective January 1, 2015, Mr. Capponi’s salary will be $270,000 annually. In addition, Mr. Capponi was awarded a bonus of $40,000 for 2014 which will be paid in 2015.
(6)	Beginning with her employment beginning on May 29, 2013, Ms. Bloch’s annual salary was $200,000. Effective January 1, 2015, Ms. Bloch’s salary will be $235,000 annually.
(7)	Ms. Bloch received a bonus of $20,000 in 2013 which was paid in 2014. In addition, Ms. Bloch was awarded a bonus of $35,000 for 2014 which will be paid in 2015.
(8)	On April 4, 2014 Ms. Bloch received options to purchase 20,000 shares of stock at an exercise price of $2.88. Fifty (50) percent of the options vest on December 31, 2014 and the remainder vest on December 31, 2015 and expire on April 4, 2023.
(9)	In connection with her employment, Ms. Bloch received options to purchase 40,000 shares on May 29, 2013 at an exercise price of $2.90. These options vest as follows: (1) 20,000 on May 9, 2014; and (2) 20,000 on May 9, 2015 and expire on May 29, 2023.
(10)	Mr. Berger assumed the position of Interim CFO on July 12, 2012. On May 29, 2013, Ms. Bloch became Chief Financial Officer.
(11)	On April 4, 2014, Mr. Berger received options to purchase 7,400 shares of stock at an exercise price of $2.88. Fifty (50) percent of the options vest on December 31, 2014 and the remainder vest on December 31, 2015 and expire on April 4, 2018.
(12)	On February 6, 2013, Mr. Berger received options to purchase 14,000 shares of stock at an exercise price of $2.65. These options vested on February 6, 2013, and expire five years from the date of issuance.
(13)	On April 4, 2014 Mr. Bartlett received options to purchase 8,000 shares of stock at an exercise price of $2.88. Fifty (50) percent of the options vest on December 31, 2014 and the remainder vest on December 31, 2015 and expire on April 4, 2023.

13

Employment Agreements

Dr. Phillip Chan

Effective December 31, 2013, we renewed the employment agreement by and between Dr. Phillip Chan and the Company as Chief Executive Officer retroactive to January 1, 2013. Per the terms of the agreement, we agreed to pay Dr. Chan an annual base compensation of $245,386 payable in equal semimonthly installments in accordance with our usual practice. This base compensation shall be subject to review by our Compensation Committee, but his compensation may not be reduced from then current level. He is eligible for employee stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization. The agreement contains standard termination provisions and provides for up to six weeks of severance in connection with termination upon certain events. Although the employment agreement expired by its terms on January 1, 2014, the parties have continued operating under the terms of the expired agreement (including with respect to Dr. Chan’s current salary) as a new employment arrangement is negotiated and finalized. We anticipate entering into a new employment agreement with Dr. Chan in the second fiscal quarter of 2015.

Vincent Capponi

Effective December 31, 2013, we renewed the employment agreement by and between Vincent Capponi and the Company as Chief Operating Officer retroactive to January 1, 2013. Per the terms of the agreement, we agree to pay Vincent Capponi an annual base compensation of $239,445 payable in equal semimonthly installments in accordance with our usual practice. This base compensation shall be subject to review by our Compensation Committee, but his compensation may not be reduced from then current level. He is eligible for employee stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization. The agreement contains standard termination provisions and provides for up to two weeks of severance in connection with termination upon certain events. Although the employment agreement expired by its terms on January 1, 2014, the parties have continued operating under the terms of the expired agreement (including with respect to Mr. Capponi’s current salary) as a new employment arrangement is negotiated and finalized. We anticipate entering into a new employment agreement with Mr. Capponi in the second fiscal quarter of 2015.

Robert Bartlett

Effective December 31, 2013, we renewed the consulting agreement with Dr. Bartlett. Pursuant to this consulting agreement, in 2013 we agreed to pay Dr. Robert Bartlett consulting fees at an annualized rate of $52,000 payable in equal monthly installments of $4,333.33 per month. In addition, effective January 1, 2014, we entered into a consulting agreement for fiscal year 2014 in which we agreed to pay Dr. Robert Bartlett consulting fees at an annualized rate of $53,000 payable in equal monthly installments of $4,416.67 per month. He is eligible for stock options, which will be adjusted on the same basis as all other stockholders to account for any stock split, stock dividends, combination or recapitalization. Although the consulting agreement expired by its terms on January 1, 2015, Dr. Bartlett continues to provide services to the Company at the same fee rate as a new consulting arrangement is negotiated and finalized. We anticipate entering into a new consulting agreement with Dr. Bartlett in the second fiscal quarter of 2015.

Kathleen P. Bloch

Effective May 29, 2013, we entered into the employment agreement with Ms. Kathleen P. Bloch. Pursuant to this employment agreement, Ms. Bloch will perform the services and duties that are normally and customarily associated with these positions as well as other associated duties as our Board reasonably determines. The agreement commences on May 29, 2013, with an initial term expiring on May 31, 2014. Unless otherwise terminated, the agreement auto-renews for an additional one-year term and calls for an initial base salary of $200,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. As a signing bonus in May 2013, Ms. Bloch was also given a ten-year option to purchase 40,000 shares (adjusted for a twenty-five-for-one (25:1) reverse split which was effective on December 3, 2014) of the Company’s common stock. This option vests in equal installments over two years: 20,000 options at the 12 month anniversary of the initial May 2013 agreement, and 20,000 options at 24 month anniversary of the signing of the initial May 2013 employment agreement, provided that Ms. Bloch remains a full-time employee of the Company. The agreement with Ms. Bloch does not reflect the revised share amounts pursuant to the twenty-five-for-one (25:1) reverse split of our Common Stock, which was effective on December 3, 2014. The agreement contains standard termination provisions and provides for up to six months of severance in connection with termination upon certain events. We anticipate entering into a new employment agreement with Ms. Bloch in the second fiscal quarter of 2015.

Outstanding Equity Awards at December 31, 2014

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2014.

14

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Phillip Chan	600		2.000	(1)	12/31/18
	100,155		2.100	(1)	1/8/19
	20,000		4.325	(1)	1/4/20
	89,100		3.450	(1)	5/5/20
	15,250	15,250	2.875	(2)	4/4/23
	66,500		4.875	(3)	3/28/24
		70,000	8.070	(4)	4/8/25
Vincent Capponi	2,000		41.25	(1)	12/31/16
	44,000		6.25	(1)	01/16/18
	88,000		0.875	(1)	06/25/18
	16,000		4.200	(1)	01/28/19
	20,000		4.325	(1)	1/4/20
	81,300		3.450	(1)	5/5/20
	15,000	15,000	2.875	(2)	4/4/23
	62,700		4.875	(3)	3/28/24
		66,000	8.070	(4)	4/8/25
Kathleen P. Bloch	20,000	20,000	2.900	(5)	5/7/23
	10,000	10,000	2.875	(6)	4/4/23
	53,200		4.875	(3)	3/28/24
		56,000	8.070	(4)	4/8/25
Robert Bartlett	2,000		2.100	(1)	01/08/14
	7,000		1.825	(1)	1/4/20
	20,600		3.450	(1)	5/5/20
	4,000	4,000	2.875	(7)	4/4/23
	19,000		4.875	(3)	3/28/24
		20,000	8.070	(4)	4/8/25

(1)	Fully vested.
(2)	Vests and becomes exercisable as to (i) 15,250 shares on December 31, 2014; (ii) 15,250 shares on December 31, 2015.
(3)	Vest and becomes exercisable on March 30, 2015.
(4)	These options will vest on the achievement of certain milestones connected to the Company’s operations, subject to approval by the Board of Directors.
(5)	Vests and becomes exercisable as to (1) 20,000 shares on May 9, 2014; and (ii) 20,000 shares on May 9, 2015.
(6)	Vests and becomes exercisable as to (i) 10,000 shares on December 31, 2014 and (ii) 10,000 shares on December 31, 2015.
(7)	Vests and becomes exercisable as to (i) 8,000 shares on December 31, 2014 and (ii) 8,000 shares on December 31, 2015.

15

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote, as well as an advisory vote with respect to whether future Say-on-Pay votes will be held every one, two or three years, which is the subject of Proposal No. 3 in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

The Compensation Committee of our Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•	Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through awards for performance.

•	Provide total direct compensation that is competitive in the marketplace in order to attract, retain and motivate the best possible executive candidates.

•	Provide an incentive for long-term continued employment with our Company.

We believe our approach to goal setting and setting of targets with payouts based upon performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee. The outcome of the vote will not require the Company, our Board or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of CytoSorbents Corporation approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2015 Annual Meeting.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the advisory (non-binding) vote on executive compensation.

16

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.

17

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION

In connection with Proposal No. 2 above seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of three years, or a triennial vote. We are required to solicit stockholder approval on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently.

Our Board believes that our current executive compensation programs adequately links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. Our Board believes that, of the three choices, submitting a nonbinding, advisory Say-on-Pay resolution to stockholders every three years is the most appropriate choice. Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. Our Board believes that stockholder feedback every three years will be more useful as it will provide stockholders with a sufficient period of time to evaluate the overall compensation paid to our named executive officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year to year, and the three year period will provide stockholders with a more complete view of the amount and mix of that compensation. The triennial Say-on-Pay vote will also provide stockholders with the benefit of assessing over a period of years whether the components of the compensation paid to our named executive officers have achieved positive results for the Company. A three-year vote cycle also gives the Board and Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures.

Our Board is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year to year and are designed to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to short-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that a more frequent vote would be appropriate.

We understand that our stockholders may have different views as to what is the best approach for CytoSorbents, and we look forward to hearing from our stockholders on this proposal.

The Board will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the stockholders of CytoSorbents Corporation determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:

Choice 1—every year;

Choice 2—every two years;

Choice 3—every three years; or

Choice 4—abstain from voting.

18

Vote Required for Approval

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

This vote may not be construed (1) as overruling a decision by the Company or our Board or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.

STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD’ RECOMMENDATION. STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES INCLUDED IN THE RESOLUTION SET FORTH ABOVE.

19

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the registered independent public accounting firm of WithumSmith+Brown, PC as the independent auditors to examine the Company’s financial statements for the fiscal year ending December 31, 2014 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. WithumSmith+Brown, PC has served as our independent auditors since 2001. Representatives from WithumSmith+Brown, PC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

20

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees CytoSorbents Corporation’s financial reporting process on behalf of the Board. Management is responsible for CytoSorbents Corporation’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing CytoSorbents Corporation’s financial statements in accordance with accounting principles generally accepted in the United States. CytoSorbents Corporation’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on CytoSorbents Corporation’s website at www.cytosorbents.com.

The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that CytoSorbents Corporation’s audited financial statements for 2014 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors their independence from CytoSorbents Corporation and its management, including the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Finally, the Audit Committee has discussed with CytoSorbents Corporation’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of CytoSorbents Corporation’s internal control over financial reporting and the overall quality of CytoSorbents Corporation’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that CytoSorbents Corporation’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of CytoSorbents Corporation’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors as described above and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that CytoSorbents Corporation’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Submitted by:

The Audit Committee of the Board of Directors

Alan D. Sobel, CPA

Al W. Kraus

Edward R. Jones, MD, MBA

21

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by WithumSmith+Brown, PC, our registered independent public accounting firm, in fiscal years 2014 and 2013. A description of these fees and services follows the table.

	2014	2013
Audit Fees	$124,371	$117,888
Audit Related Fees	--	--
Tax Fees	8,200	8,430
All Other Fees	--	--
Total	$132,571	$126,318

Audit Fees. Fees for audit services in 2014 and 2013 consisted of fees associated with the annual audit and the reviews of CytoSorbents Corporation’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting.

Audit-Related Fees. There were no fees for the category “Audit-Related Fees” in 2014 and 2013.

Tax Fees. Tax fees for 2014 and 2013 were as a result of services associated with the filing of the Company’s Federal and State tax returns.

All Other Fees. There were no fees for the category “All Other Services” in 2014 and 2013.

The Audit Committee has considered whether the provision of these services by WithumSmith+Brown, PC is compatible with maintaining the independence of WithumSmith+Brown, PC. Further, because the Audit Committee of the Board did not exist before December 2014, all of the services provided by WithumSmith+Brown, PC in 2014 and 2013 were not approved in advance. Going forward, in accordance with the Audit Committee’s pre-approval policies and procedures described below, all fees and services will be pre-approved by the Audit Committee. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by WithumSmith+Brown, PC in 2014 and 2013.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

All of our directors and officers complete a directors and officers questionnaire in the first calendar quarter of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party's interest in the transaction.

22

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2014 to file by these dates. Based solely on a review of the copies of such forms furnished to us, we believe that from March 2014 to July 2014, Phillip P. Chan, Vincent Capponi, Kathleen P. Bloch, Al Kraus, Edward Raymond Jones, James T. Gunton and Joseph Rubin were not in compliance with their respective Section 16(a) filing requirements. Each of the aforementioned had a Form 4 reporting one transaction that was filed late. The Company has revised its administrative procedures to enhance the ability of the Company’s Executive Officers and Directors to comply with such requirements. All others required to file reports have done so.

CERTAIN DEADLINES FOR THE 2015 ANNUAL MEETING

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2016 Annual Meeting must be received by us no later than the close of business on December 25, 2015. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2016 by March 9, 2016, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2016 Annual Meeting.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2015 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.

If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852; telephone (732) 329-8885.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This proxy statement and our annual report on Form 10-K is available in the “Investors” section of our website at www.cytosorbents.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for CytoSorbents Corporation’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

23

Amy Vogel, Investor Relations

CytoSorbents Corporation

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

You are asked to advise us if you intend to attend the Annual Meeting. You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Kathleen P. Bloch
Kathleen P. Bloch
Secretary
Dated: April 22, 2015

24

CYTOSORBENTS CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote by Internet 24 hours a day, 7 days a week.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M90658-P64933 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYTOSORBENTS CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1. To elect the following nominees to serve as directors:	☐	☐	☐
Nominees: 01) Phillip Chan, MD, PhD 02) Al W. Kraus 03) Edward R. Jones, MD, MBA 04) James Gunton 05) Alan D. Sobel

		For	Against	Abstain
2. To approve the compensation of the CytoSorbents Corporation’s named executive officers, on an advisory basis.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 3 YEARS ON THE FOLLOWING PROPOSAL:
	3 Years	2 Years	1 Year	Abstain
3. To approve, on an advisory basis, that the frequency with which the stockholders of CytoSorbents Corporation shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
		For	Against	Abstain
4. To ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation’s independent auditors to audit CytoSorbents Corporation’s financial statements for the fiscal year ending December 31, 2015.		☐	☐	☐

MARK HERE FOR ADDRESS CHANGES/COMMENTS AND NOTE ON REVERSE SIDE			☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐ Yes	☐ No

Please sign and return this Proxy Card so that the shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

For Directions to the Annual Meeting, please refer to the “About Us” section of our website at www.cytosorbents.com.

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO CYTOSORBENTS CORPORATION, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report of CytoSorbents Corporation are available at: www.proxyvote.com

DETACH HERE

M90659-P64933

CytoSorbents Corporation

COMMON STOCK

PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 2, 2015.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints Dr. Phillip Chan and Kathleen P. Bloch, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, New York 10020, on Tuesday, June 2, 2015 at 10:00 a.m. Eastern time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 22, 2015, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors, FOR Proposal 2 to approve the advisory (non-binding) vote on executive compensation, FOR Proposal 3 to approve the option of once every three years at the frequency with which stockholders are provided an advisory vote on executive compensation, FOR Proposal 4 to ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation’s independent auditors to audit CytoSorbents Corporation’s financial statements for the fiscal year ending December 31, 2015, and at their discretion on any other matter that may properly come before the meeting.

Address Changes/Comments:

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE